Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Fate Therapeutics, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, J. Scott Wolchko, President and Chief Executive Officer of the Company, and Edward J. Dulac III, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 5, 2020

/s/ J. Scott Wolchko
J. Scott Wolchko
President and Chief Executive Officer (Principal Executive Officer)

Date: November 5, 2020

/s/ Edward J. Dulac III
Edward J. Dulac III
Chief Financial Officer (Principal Financial and Accounting Officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.